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                                                                     Exhibit 5.1

To: Qiagen N.V.
Spoorstraat 50
5911 KJ  Venlo
The Netherlands

J.J.J. Schutte - advocaat
Amsterdam, 28 June 2002
Our ref.:       f:\396\20218214\l006-1079.doc\

Dear Sirs,

                                   Qiagen N.V.

Offer and sale of shares

1    Introduction

     I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Qiagen N.V., with corporate seat in Venlo, (the "Company") in connection with the registration (the "Registration") by the Company with the United States Securities and Exchange Commission (the "SEC") of the Additional Shares (as defined below).

2    Dutch Law

     This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

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3    Scope of Inquiry

     For the purpose of this opinion, I have examined the following documents:

3.1 A print of an e-mailed copy received by me on 1 April 2002 of an executed agreement and plan of merger, with the exception of its exhibits, dated 28 March 2002, between the Company, Xenopus Merger Sub, Inc and Xeragon, Inc. (the "Merger Agreement").

3.2 A faxed copy of an executed Subscription Agreement, dated 17 April 2002, between the Company and the persons named in it relating to the issuance of 564,334 ordinary shares in the share capital of the Company (the "Additional Shares"), (the "Subscription Agreement").

3.3 A faxed copy of a registration statement on Form F-3 relating to the Registration, as filed or to be filed with the SEC (excluding the documents incorporated in the registration statement by reference and any annexes to
     it) (the "Registration Statement").

3.4 A photocopy of a notarial copy of the deed of incorporation of the Company and its articles of association as most recently amended on 3 July 2000 according to the trade register extract referred to in paragraph 3.5, both as filed with the chamber of commerce and industry for Venlo (the "Chamber of Commerce").

3.5 A faxed copy of a trade register extract regarding the Company and provided by the Chamber of Commerce and dated 19 June 2000.

3.6 A photocopy of an extract from the minutes of the Company's general meeting of shareholders held on 13 June 2001, including a resolution to designate the Company's supervisory board (raad van commissarissen) as the corporate body authorised to resolve to issue shares and to limit or exclude pre-emptive rights (voorkeursrechten) in respect thereof.

3.7 A faxed copy of a written resolution of the Company's managing board (directie) dated 28 March 2002.

3.8 A faxed copy of a written resolution of the Company's supervisory board (raad van commissarissen) dated 15 February 2002 relating to the issuance of up to 666,667 ordinary shares, nominal value EUR 0,01 in the Company's share capital, designating Mr M. Colpan and Mr P. Schatz each individually, as the authorized persons to resolve upon inter alia the exact number of ordinary shares to be issued and to the exclusion of pre-emptive rights in connection with the issuance of these ordinary shares.

     In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

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3.9  Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.10 Confirmation from the office of the bankruptcy division
     (faillissementsgriffie) of the Roermond district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

3.11 In this opinion:

     "Agreements" means the Merger Agreement and the Subscription Agreement.

     My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4    Assumptions

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2  Each signature is the genuine signature of the individual concerned.

4.3 Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 (i) were validly passed and remain in full force and effect without modification, and (ii) comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law. Any confirmations referred to in paragraph 3 are true.

4.4 The Agreements are within the capacity and powers of, and have been validly authorised and signed by, each party (including the Company).

4.5 When validly signed by all the parties, the Merger Agreement is valid, binding and enforceable on each party under Delaware law by which it is expressed to be governed, and the Subscription Agreement is valid binding and enforceable on each party under applicable law.

4.6 The execution of the Subscription Agreement by Mr P. Schatz on behalf of the Company also constitutes his resolution upon the exact number of ordinary shares to be issued, as referred to in paragraph 3.8.

4.7  There are no dealings between the parties which affect the Agreements.

4.8 At the time of the issue of the Additional Shares, the Company's authorised share capital was sufficient to allow for the issue.

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4.9  The Additional Shares have been issued as required under the Company's articles of association in force at the time of issue and have been validly accepted by the subscribers for them.

4.10 The Additional Shares have been fully paid in accordance with the Agreements.

4.11 The Registration Statement has been or will have been filed with the SEC in the form referred to in paragraph 3.

4.12 The Additional Shares have been offered on issue, and any announcement of such offer has been made, in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

4.13 At the time of their entry into the Agreements and the issue and offer of the Additional Shares, no party possessed insider knowledge
     (voorwetenschap) in respect of the Company or the trade in its securities.

5    Opinion

     Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Additional Shares have been validly issued in accordance with Dutch law and are fully paid.

6    Qualifications

     This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.3 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.

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7    Reliance

     This opinion is solely for your benefit and solely for the purpose of the Registration. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else of for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent except that it may be filed with the SEC as an exhibit to the Registration Statement (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully,

/s/ J.J.J. Schutte
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J.J.J. Schutte
for De Brauw Blackstone Westbroek N.V.


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